UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Independence Bancshares, Inc.
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INDEPENDENCE BANCSHARES, INC.

500 East Washington Street

Greenville, South Carolina 29601

Notice of Annual Meeting of Shareholders

Dear Fellow Shareholder:

We cordially invite you to attend the 2010 Annual Meeting of Shareholders of Independence Bancshares, Inc., the holding company for Independence National Bank.  At the meeting, we will report on our performance in 2009 and answer your questions.  In addition, you are invited to join us for a reception celebrating the bank’s fifth anniversary immediately following the Annual Meeting.  We hope that you can attend the meeting and reception and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting on May 12, 2010 at The Poinsett Club, 807 East Washington Street, Greenville, South Carolina at 4:00 p.m. for the following purposes:

1.                                       To elect the board of directors;

2.                                       To ratify the appointment of our independent registered public accountants; and

3.                                       To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning our common stock at the close of business on March 24, 2010 are entitled to attend and vote at the meeting.  A complete list of these shareholders will be available at the company’s offices prior to the meeting.  If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting.  Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By order of the board of directors,

Lawrence R. Miller
President and Chief Executive Officer

Greenville, South Carolina

April 7, 2010

INDEPENDENCE BANCSHARES, INC.

500 East Washington Street

Greenville, South Carolina 29601

Proxy Statement for Annual Meeting of

Shareholders to be Held on May 12, 2010

Our board of directors is soliciting proxies for the 2010 Annual Meeting of Shareholders.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.  We encourage you to read it carefully.

Voting Information

The board set March 24, 2010 as the record date for the meeting.  Shareholders owning our common stock at the close of business on that date are entitled to vote and to attend the meeting, with each share entitled to one vote.  If you are a registered shareholder who wishes to vote at our annual meeting, you may do so by delivering your proxy card in person at the meeting.  “Street name” shareholders who wish to vote at our annual meeting will need to obtain a proxy form from the institution that holds their shares.  There were 2,085,010 shares of common stock outstanding on the record date.  A majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum.  We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name.  If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting.  However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

If you hold your shares in street name, it is critical that you cast your vote.  In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf as they felt appropriate.  However, new regulations now prohibit your broker from voting uninstructed shares on a discretionary basis for the proposal for election of directors at the annual meeting.  Thus, if you hold your shares in street name and you do not instruct your broker how to vote at the meeting, no votes will be cast on your behalf for proposal one.  Further, if you abstain from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.  Brokers will have discretionary authority to vote in favor of or against proposal two, which will be considered a “broker non-vote” with respect to proposal one.  A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

When you sign the proxy card, you appoint Lawrence R. Miller and Katie N. Tuttle as your representatives at the meeting.  Mr. Miller and Ms. Tuttle will vote your proxy as you have instructed them on the proxy card.  If you submit a proxy but do not specify how you would like it to be voted, Mr. Miller and Ms. Tuttle will vote your proxy for the election to the board of directors of all nominees listed below under “Election of Directors” and the ratification of Elliott Davis, LLC as our independent registered public accounting firm for 2010.  We are not aware of any other matters to be considered at the meeting.  However, if any other matters come before the meeting, Mr. Miller and Ms. Tuttle will vote your proxy on such matters in accordance with their judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting.  You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders.  Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so.  We are distributing this proxy statement on or about April 7, 2010.

Important Notice of Internet Availability. The proxy statement and 2009 Annual Report on Form 10-K are available to the public for viewing on the Internet at http://www.cfpproxy.com/5292.

In addition, the above items and other Securities and Exchange Commission (“SEC”) filings are also available to the public on the SEC’s website on the internet at www.sec.gov.  Upon written or oral request by any shareholder, we will deliver a copy of our Annual Report on Form 10-K. In addition, upon written or oral request, we will also promptly deliver a copy of this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered.

Proposal No. 1:  Election of Directors

Our board of directors will submit to the shareholders for their vote at the annual meeting a slate of directors comprised of fifteen nominees, all currently directors. Our directors are:

Our Board of Directors

Robert M. Austell	James D. King	Hasmukh P. Rama
John W. Burnett, Sr.	William R. Mathis	Donald H. Rex, Jr.
Billy J. Coleman	A. Alexander McLean, III	Charles D. Walters
Jose De Ocampo	Lawrence R. Miller	Roger W. Walters
H. Neel Hipp, Jr.	Sudhirkumar C. Patel	Vivian A. Wong

Shareholders will elect our nominees as directors at the meeting to serve a one-year term, expiring at the 2011 annual meeting of shareholders.  The directors will be elected by a plurality of the votes cast at the meeting.  This means that the nominees receiving the highest number of votes will be elected.

The board of directors recommends that you elect all of the nominees listed above as directors.

If you submit a proxy but do not specify how you would like it to be voted, Mr. Miller and Ms. Tuttle will vote your proxy to elect the nominees.  If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Miller and Ms. Tuttle will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

Set forth below is certain information about the nominees.  With the exception of A. Alexander McLean, III and Donald H. Rex, Jr. who joined the board of directors at the 2008 annual meeting, each of the nominees has served as a director of Independence Bancshares, Inc., and as a director of our subsidiary, Independence National Bank, since October 2004 and May 2005, respectively.

Robert M. Austell, 68, director, retired as the former president, chief executive officer, and a director of Regions Bank of Greenville in January 2004 after serving in those capacities for six years.  He has over 20 years banking experience, beginning with his roles as an organizer and a director of Greenville National Bank.  Prior to his service to Regions and Greenville National Bank, he worked in the real estate development and lending areas with Yeargin Properties, Inc., Liberty Properties, Inc., and Liberty Life Insurance Company.  He is a native of Spartanburg, South Carolina and has lived in Greenville, South Carolina for over 40 years.  He received his B.A. from Davidson College and an M.B.A. from the University of South Carolina. Mr. Austell’s leadership skills and in-depth knowledge of the banking and real estate industries, acquired through his prior business experience, as well as his ties to the Greenville community led the board to conclude that he should serve as a director.

John W. Burnett, Sr., 63, director, has been the owner, president, and chief executive officer of Aircraft Management Group, an aircraft management and pilot service company, since 1995.  In October 2008 he also joined Herlong, Bates & Burnett Insurance, Inc. as a partner and senior vice president.  He previously served as president and chief executive officer of C. Douglas Wilson Co. Insurance and as president of Life and Health Consultants, a life and health insurance company.  He is a native of Greenwood, South Carolina, and has lived in Greenville, South Carolina for over 45 years.  He currently serves as a director of American Consumer Finance as well as Worldwide Insurance and is a partner in Smart Choice Insurance of Georgia, Alabama and Mississippi.  He is involved in various community groups and currently serves on the board of directors of Eden Farms Therapeutic Program for Special Needs Children.  Mr. Burnett’s extensive business and leadership experience, including, but not limited to, his experience in a regulated industry, as well as his ties to the Greenville community led the board to conclude that he should serve as a director.

Billy J. Coleman, 72, director, has served as president and chief executive officer of CORBIA, Council of Resources, an international consulting firm, since 1972.  He also currently serves as the chief executive officer of Nurses International, LLC, a nursing workforce development company.  Mr. Coleman has served on the boards of the South Carolina State Ports Authority, the Greenville Hospital System University Medical Center and several private companies and non-profit organizations.  Mr. Coleman received his B.S. in chemical engineering from the University of Tennessee and his M.B.A. from Furman University.  He also holds two honorary PhDs and a full professorship from foreign universities.  Mr. Coleman is a resident of Greer, South Carolina.  He has contributed time and resources to international humanitarian efforts for the past fourteen years.  Mr. Coleman’s extensive business experience, directorial experience, and his ties to the Greenville community led the board to conclude that he should serve as a director.

Jose De Ocampo, 43, director, is a neurologist and sleep medicine specialist in Scottsdale, Arizona.  He received his South Carolina medical license in 1999, completing his training at The University of Pittsburgh Medical Center, The Cleveland Clinic in Ohio and the Medical University of South Carolina in Charleston.  From 2001 to 2006, he served as medical director of the sleep lab at Oaktree Medical Centre in Easley, South Carolina.  He is licensed by the American Board of Psychiatry and Neurology, Neurophysiology, and the American Board of Sleep Medicine.  Dr. De Ocampo is an active member of the Greenville Chamber of Commerce, American Academy of Sleep Medicine, American Medical Association and American Academy of Neurology. Dr. De Ocampo’s involvement in the Greenville community at the time of his nomination, particularly in the medical field, led the board to conclude that he should serve as a director.

H. Neel Hipp, Jr., 58, director, is the former vice president of Liberty Corporation and Liberty Life Insurance Company with over 29 years of experience with the Liberty companies.  He is the current owner of Hipp Investments, LLC, which he founded in 1998.  Mr. Hipp was a founder and a director of Greenville Financial Corporation and Greenville National Bank.  He received his B.A. in economics from Furman University, and his M.B.A. from the University of North Carolina, Chapel Hill, and he also attended the Harvard Business School Program for Management Development.  Mr. Hipp is actively involved in the community.  He currently serves on the board of the Aircraft Owners and Pilots Association of Frederick, Maryland and the board of the South Carolina Historical Society.  Mr. Hipp was appointed chairman of the South Carolina Aeronautics Commission by the Governor.  He has served as a member of the South Carolina Chamber of Commerce, the Greenville Downtown Airport Commission (chair), the Greenville County United Way, and the Furman University board of trustees.  Mr. Hipp’s extensive business experience in a regulated industry, his past experience in the banking industry, including service as a bank director, as well as his ties to the Greenville community led the board to conclude that he should serve as a director.

James D. King, 69, director, retired in 1998 as the chief executive officer and a director of The Poinsett Bank in Travelers Rest, South Carolina.  He served as a director of The Colonial Bank of South Carolina and The Bank of Camden for over five years.  Mr. King has been involved in the banking industry for over 40 years.  He currently resides in Greenville, South Carolina and is active in various charitable organizations in the community.  Mr. King’s prior experience as a community bank chief executive officer and director, providing the board with in-depth knowledge of the banking industry, and his active involvement in the Greenville community led the board to conclude that he should serve as a director.

William R. Mathis, 74, director, retired as president of Risk Management Services, Inc. of Greenville, South Carolina.  Mr. Mathis is a former founder and treasurer of the Abney Mills Federal Credit Union of Greenville, South Carolina.  He was associated with Poinsett Federal Savings and Loan for several years in the insurance area, and was also a shareholder of the bank.  Mr. Mathis received his B.A. in liberal arts from Furman University.  He currently resides in Greenville, South Carolina and is active in various charitable organizations in the community. Mr. Mathis’ past experience in the financial services industry, including experience with risk management and regulatory matters, as well as his ties to the Greenville community led the board to conclude that he should serve as a director.

A. Alexander McLean, III, 58, director, is chairman and chief executive officer of World Acceptance Corporation, a national consumer finance company.  Mr. McLean has held various positions with World Acceptance Corporation, including chief financial officer, during his service with the company beginning in 1989.  Prior to joining World Acceptance Corporation, he worked in banking for six years and public accounting for four years.  Mr. McLean received his B.S. in economics from Davidson College and a Masters of Accountancy from University of South Carolina School of Business.  He currently resides in Greenville, South Carolina and is active in various community organizations.  Mr. McLean’s extensive business experience in the financial services industry, particularly his financial expertise in public company reporting, as well as his ties to the Greenville community led the board to conclude that he should serve as a director.

Lawrence R. Miller, 63, director, is our chief executive officer.  He has over 38 years of banking experience, having held various positions in the banking industry since November 1971.  He was most recently market chief executive officer for SouthTrust Bank from 1995 until he retired in March 2004.  In June 2004 he joined our bank.  While with SouthTrust Bank, Mr. Miller successfully opened seven offices in 10 years.  He has lived in Upstate South Carolina for over 38 years and has been actively involved in the community and its future planning.  He serves as a trustee for the College of Charleston and is past board chairman of Christ School, Arden, North Carolina.  Mr. Miller is also a member of the South Carolina Bankers Association Council and is a board member of the South Carolina Bankers Association.  He has served on both the economic development board of the Greenville Chamber of Commerce and the board of directors of the Greer Chamber of Commerce.  Mr. Miller graduated from Newberry College, from the School of Banking of the South at Louisiana State University, and from the National Commercial Lending Graduate School at the University of Oklahoma. Mr. Miller’s extensive banking experience as well as his ties to the Greenville community led the board to conclude that he should serve as President, Chief Executive Officer and a director.

Sudhirkumar C. Patel, 51, director, has been a practicing physician and partner of Carolina Internal Medicine in Greenville, South Carolina since 1990.  Born in India, Dr. Patel graduated from the Baroda Medical College in India and completed his residency at Coney Island Hospital in Brooklyn, New York.  He has lived in the Greenville area for over 20 years and is actively involved with the Indian community in South Carolina.  He is a member of the American College of Physicians and the American Association of Indian Physicians.  He is also a director of Herlong, Bates & Burnett Insurance, Inc. and a director and organizer of Touchmark Bancshares, Inc. and Touchmark National Bank in Norcross, Georgia.  Dr. Patel’s directorial experience and his ties to the Greenville community, particularly in the medical field, led the board to conclude that he should serve as a director.

Hasmukh P. Rama, 61, director, has been chairman of the board and chief executive officer of JHM Hotels, Inc. in Greenville, South Carolina for over 11 years.  He has been in the lodging industry for over 37 years and has received several awards for his leadership in the industry.  He is the former chairman of the American Hotel & Lodging Association.  He obtained his M.B.A. from Xavier University and was awarded a Doctor of Business Administration in hospitality management, honoris causa, from Johnson & Wales University.  Mr. Rama serves as an advisor to a number of hospitality schools including the mentorship program at Cornell University. He is also a director and organizer of Touchmark Bancshares, Inc. and Touchmark National Bank in Norcross, Georgia.  Mr. Rama’s extensive business and leadership experience, including, but not limited to, his directorial experience, as well as his ties to the Greenville community led the board to conclude that he should serve as a director.

Donald H. Rex, Jr., 61, director, is a Registered Investment Advisor and owner of Rex Management, LLC.  He is also involved in subdivision development in the greater Greer and Taylors areas in South Carolina.  Mr. Rex was employed at Carolina Federal Savings & Loan for eight years ending his career with them as a senior vice president in charge of lending.  From 1980 until 1996, when he started Rex Management, LLC, Mr. Rex was construction coordinator and chief financial officer of M. G. Proffitt, Inc.  Mr. Rex received his B.S. in business administration with a concentration in finance from Wake Forest University.  He currently resides in Taylors, South Carolina.  Mr. Rex’s extensive business experience, including his banking experience and experience in regulated industries, as well as his ties to the Greenville community led the board to conclude that he should serve as a director.

Charles D. Walters, 71, director and chairman of the board, is also the chairman emeritus of the board of World Acceptance Corporation, a national consumer finance company.  He has held that position since retiring as its chairman in 2007 after 22 years leading the company in various positions including chairman, president and chief executive officer.  Prior to working with World Acceptance Corporation, Mr. Walters was co-founder and president of Pioneer Management Corporation, a Texas consumer finance company.  He is a past president of the Texas Finance Institute, Georgia Industrial Loan Association, and Independent Consumer Finance Association of South Carolina.  Mr. Walters is past chairman of American Financial Services Association based in Washington, D.C.  He also is a member of the advisory board on consumer credit for the South Carolina Department of Consumer Affairs and a former trustee for S.C. Financial Literacy Board of Trustees.  A native of Matthews, North Carolina, Mr. Walters has lived in the Greenville, South Carolina area for over 20 years.  He is involved in the community and is a Scottish Rite Mason and Shriner.  Mr. Walters’ extensive business experience in the financial services industry as well as his ties to the Greenville community led the board to conclude that he should serve as a director.

Roger W. Walters, 69, director, started the Walters Development Co. to develop land and construct custom homes in Cashiers, North Carolina in 2002.  From 1988 until 2002, he was president and chief executive officer of Cad Cam, Inc., a company which provides computer aided design services to various engineering professions including those in manufacturing, architecture and construction.  Prior to his tenure with Cad Cam, Inc., he served in the United States Air Force for 26 years, completing his service as the deputy chief of staff for Engineering and Services for Air Force Logistics Command and retired in 1988 as a colonel.  Mr. Walters, a native of Matthews, North Carolina, graduated with a B.S. in mechanical engineering from North Carolina State University and later earned a masters in mechanical engineering from the University of Missouri.  He also completed the Executive Management Course at the Duke University Fuqua School of Business.  Mr. Walters’ extensive business and leadership experience, including, but not limited to, knowledge within the real estate industry led the board to conclude that he should serve as a director.

Vivian A. Wong, 69, director, has been a real estate investor and developer for 32 years and has developments throughout the Southeast.  In 2001, Ms. Wong formed Pacific Gateway Capital, LLC, a company specializing in new United States/China trade including development of United States retail franchises in China and attracting Chinese investment to South Carolina.  Prior to her most recent venture, she was co-owner of the Dragon Den restaurant chain for over 35 years.  Ms. Wong has lived in Greenville for over 40 years and has served as a member of both the Bank of America Advisory Board and the Summit Bank Advisory Board.  She continues to be involved with the community through her current service on the Sister City International Organization Board, the Greenville Convention Center Task Force, and the South Carolina Small Business Regulatory Committee, to which she was appointed by the South Carolina Speaker of the House.  She is also a director of Herlong, Bates & Burnett Insurance, Inc. and a director and organizer of Touchmark Bancshares, Inc. and Touchmark National Bank in Norcross, Georgia.  Ms. Wong’s extensive business experience, directorial experience, knowledge of the real estate industry, as well as her ties to the Greenville community led the board to conclude that she should serve as a director.

The Board unanimously recommends a vote FOR each of these nominees.

Family relationships, Charles D. Walters and Roger W. Walters are brothers.  Vivian A. Wong is the sister-in-law of Paul P. Lam, one of our organizers.  There are no other family relationships among any of our executive officers or directors.

Additional information is set forth below regarding other officers of our company and our bank:

Schaefer M. Carpenter, 45, has served as our retail banking director since 2005.  He has over 15 years of banking experience in the Greenville market.  He most recently served as vice president and branch manager for SouthTrust Bank in Greenville, South Carolina, a position he held from 1999 to 2004.  Prior to his employment with SouthTrust, Mr. Carpenter served as an auditor, credit analyst and branch manager for Central Carolina Bank and as a state bank examiner for the South Carolina State Board of Financial Institutions.  A native of Greenville, South Carolina, Mr. Carpenter received his B.S. in finance from the University of South Carolina and is a graduate of the South Carolina Bankers School.

E. Fred Moore, 51, has served as our chief credit officer since 2006.  He previously served as a senior vice president of risk management for First National Bank of the South in Spartanburg, South Carolina.  He has over 20 years of experience in administrative banking and finance, including credit administration and internal audit.  Mr. Moore was employed with American Federal as a senior credit analyst until November 2000, when he resigned to join First National Bank of the South.  He graduated from University of South Carolina in 1982 where he received his B.A. in business economics.

Katie N. Tuttle, 31, has served as our chief financial officer since 2008.  Ms. Tuttle joined us in June of 2006 as our controller.  Prior to joining our company, she served community banks in South Carolina with KPMG, LLP, a certified public accounting firm, from 2000 to 2006, completing her service as an audit manager.  Ms. Tuttle has over nine years of banking and public accounting experience.  She received a B.S. in accounting from Bob Jones University in Greenville, South Carolina.

Proposal No. 2:  Ratification of Appointment of Independent Registered Public Accounting Firm

On March 4, 2010, the Audit Committee of the Board of Directors appointed Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2010.  Although we are not required to seek shareholder ratification in the selection of our accountants, we believe obtaining shareholder ratification is desirable.  If the shareholders do not ratify the appointment of Elliott Davis, the Audit Committee will re-evaluate the engagement of our independent auditors.  Even if the shareholders do ratify the appointment, our Audit Committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of us and our shareholders.  We expect that a representative of Elliott Davis will attend the meeting and will be available to respond to appropriate questions from shareholders.

The Board unanimously recommends a vote FOR the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2010.

If a quorum exists, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter.  Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

Compensation of Directors and Executive Officers

Summary of Cash and Certain Other Compensation

The following table shows the compensation we paid to our chief executive officer and president for the years ended December 31, 2009 and 2008 and for all other executives who earned over $100,000 during the same periods.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	All Other Compensation		Total

Lawrence R. Miller	2009	$160,600	$—	$—	$16,567	(2),(3)	$177,167
President and Chief Executive Officer of the company and the bank	2008	$160,600	$—	$57,396	$17,356	(2),(3)	$235,352

Katie N. Tuttle	2009	$100,000	$—	$—	$4,264	(2)	$104,264
Executive Vice President and Chief Financial Officer of the company and the bank	2008	$100,000	$—	$35,451	$3,951	(2)	$139,402

E. Fred Moore	2009	$119,300	$—	$—	$5,083	(2)	$124,383
Executive Vice President and Chief Credit Officer of the company and the bank	2008	$119,300	$—	$35,451	$4,709	(2)	$159,460

Schaefer M. Carpenter	2009	$101,350	$—	$—	$4,324	(2)	$105,674
Executive Vice President and Retail Banking Director of the company and the bank	2008	$101,350	$—	$35,451	$4,007	(2)	$140,808

(1)   Represents the value of all option awards under the 2005 Plan.  The value is the aggregate grant date fair value, in accordance with FASB ASC Topic 718, “Compensation - Stock Compensation”, of all stock and option awards granted. The assumptions used in the valuation of option awards are included in Note 13 to the audited financial statements included in our Annual Report on Form 10-K for 2009 as filed with the SEC.

(2)   Includes 401K matching contributions, excess premiums for life insurance at two times salary and premiums for long-term and short-term disability insurance policies.  All of these benefits are provided to all full time employees on a nondiscriminatory basis.

(3)   Includes membership dues paid to country clubs, value attributable to a bank vehicle, and premiums paid on additional life insurance.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards that were outstanding to our named executive officers at December 31, 2009.  Options vest at a rate of 33% each year on the first three anniversaries of the date of grant.

	Option Awards
	Number of Securities
	Underlying			Option
	Unexercised Options		Option Exercise	Expiration	Grant-date
	Exercisable	Unexercisable	Price	Date	Fair Value
			(per share)

Lawrence R. Miller	15,000	—	$10.00	07/26/2015	$61,650
	9,000	4,500	$10.00	04/11/2017	$57,375
	4,795	9,590	$10.50	01/23/2018	$57,396

Katie N. Tuttle	3,000	—	$10.00	07/12/2016	$13,110
	1,667	833	$10.00	04/11/2017	$10,625
	2,962	5,923	$10.50	01/23/2018	$35,451

E. Fred Moore	5,000	—	$10.00	04/12/2016	$21,500
	5,333	2,667	$10.00	04/11/2017	$34,000
	2,962	5,923	$10.50	01/23/2018	$35,451

Schaefer M. Carpenter	4,000	—	$10.00	07/26/2015	$16,440
	5,333	2,667	$10.00	04/11/2017	$34,000
	2,962	5,923	$10.50	01/23/2018	$35,451

In addition to the awards described in the table above, as an organizer, Lawrence R. Miller received a warrant to purchase one share of common stock at a purchase price of $10.00 per share for every share he purchased, up to a maximum of 25,000 warrants, in our initial public offering as compensation for the risks taken in forming the bank, including his personal guarantees of the original line of credit.  Mr. Miller purchased 12,500 shares in our initial public offering and so received, and continues to hold, 12,500 warrants.  The warrants are exercisable until May 16, 2015.  These warrants were not granted as compensation for services as an executive officer and so are not deemed to be equity awards for purpose of the Outstanding Equity Awards at Fiscal Year End table.

Employment Agreements

We entered into an employment agreement with Lawrence R. Miller on December 10, 2008, for an initial one-year term, annually renewing thereafter, pursuant to which he serves as the president and the chief executive officer.  As of March 24, 2010, Mr. Miller receives an annual salary of $160,600, plus a portion of his yearly medical insurance premium.  He is eligible to receive an annual increase in his salary as determined by the board of directors.  He is eligible to receive an annual bonus of up to 50% of his annual salary if the bank achieves certain performance levels to be determined from time to time by the board of directors.  He is also eligible to participate in any management incentive program of the bank or any long-term equity incentive program and is eligible for grants of stock options and other awards thereunder.  As of March 24, 2010, Mr. Miller has been granted options to purchase a total of 42,885 shares of common stock.  These options were granted in 2005, 2007, and 2008 with each grant vesting over a three-year period beginning on the date of grant and have a term of 10 years.  Additionally, Mr. Miller participates in the bank’s retirement, welfare, and other benefit programs and is entitled to a life insurance policy and an accident liability policy and reimbursement for automobile expenses, club dues, and travel and business expenses.

Mr. Miller’s employment agreement also provides that during his employment and for a period of 12 months following termination, he may not (a) compete with the company, the bank, or any of its affiliates by, directly or indirectly, forming, serving as an organizer, director or officer of, or consultant to, or acquiring or maintaining more than 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within a radius of 30 miles from the main office of the company or any branch office of the company, (b) solicit customers of the bank with which he has had material contact for the purpose of providing financial services, or (c) solicit employees of the bank for employment.  If we terminate the employment agreement for Mr. Miller without cause, he will be entitled to severance in an amount equal to his then current monthly base salary multiplied by 12, excluding any bonus. If, following a change in control of the company, Mr. Miller terminates his employment for good cause as that term is defined in the employment agreement, he will be entitled to severance compensation of his then current monthly salary multiplied by 24, plus accrued bonus, all outstanding options and incentives will vest immediately, and for a period of two years, we would continue his medical, life, disability, and other benefits.

We entered into an employment agreement with Katie N. Tuttle on May 4, 2009 to serve as an executive vice president of the bank.  This agreement has a term of one year.  At the end of the initial one-year term and on the anniversary date each year thereafter, the term will be extended by one year so that the remaining term will again be one year.  As of March 24, 2010, Ms. Tuttle is paid a salary of $100,000, which may be increased annually by the board of directors.  She is also eligible to participate in any of our pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans and programs.

If we terminate the employment agreement for Ms. Tuttle without cause, she will be entitled to severance in an amount equal to her then current monthly base salary multiplied by 6, excluding any bonus.  If Ms. Tuttle, following a change in control of our company, terminates her employment for good reason, she will be entitled to severance compensation of her then current monthly salary for a period of 12 months, plus accrued bonus, and all outstanding options and incentives will vest immediately.

We also entered into an employment agreement with Schaefer M. Carpenter on December 10, 2008 to serve as an executive vice president of the bank.  This agreement has a term of one year.  At the end of the initial one-year term and on the anniversary date each year thereafter, the term will be extended by one year so that the remaining term will again be one year.  As of March 24, 2010, Mr. Carpenter is paid a salary of $101,350, which may be increased annually by the board of directors.  He is also eligible to participate in any of our pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans and programs.

Mr. Carpenter’s employment agreement also provides that during the term of employment and for a period of 12 months following termination he may not (a) compete with us by, directly or indirectly, forming, serving as an organizer, director or officer of, employee or agent, or consultant to, or acquiring or maintaining more than a 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within 30 miles of our main office or any other offices, (b) solicit our clients with which he had contact in connection with products and services provided by us for the purpose of providing financial services, or (c) solicit our employees.

If we terminate the employment agreement for Mr. Carpenter without cause, he will be entitled to severance in an amount equal to his then current monthly base salary multiplied by 6, excluding any bonus.  If Mr. Carpenter, following a change in control of our company, terminates his employment for good reason, he will be entitled to severance compensation of his then current monthly salary for a period of 12 months, plus accrued bonus, and all outstanding options and incentives will vest immediately.

Director Compensation

In 2009, we did not pay our outside directors fees for board meeting or committee meeting attendance. We do not currently have approved plans to pay our outside directors for board meeting or committee meeting attendance.

In July 2008, we granted 5,000 stock options to each of our two then-new directors A. Alexander McLean and Donald H. Rex, Jr.  These options were granted at an exercise price of $10.00 per share and vest at a rate of 33% each year on the first three anniversaries of the date of grant and expire on July 22, 2018.  These options had an aggregate fair value of $20,050 as of the grant date, to both Mr. McLean and Mr. Rex.  The option value is the aggregate grant date fair value in accordance with FASB ASC Topic 718, “Compensation - Stock Compensation”.  The assumptions used in the valuation of option awards are included in Note 13 to the audited financial statements included in our Annual Report on Form 10-K for 2009 as filed with the SEC.

In conjunction with the opening of the bank in 2005, each director and the organizer, Paul Lam, received a warrant to purchase one share of common stock at a purchase price of $10.00 per share for every share purchased by that individual, up to a maximum of 25,000 shares of our common stock.  In total, we granted our directors and the organizer, Paul Lam, warrants to purchase 412,500 shares of common stock exercisable until May 16, 2015.  At December 31, 2009, 337,500 warrants remained outstanding as 50,000 warrants were forfeited in May 2008 when the board terms for directors Carpenter and Hamby expired, and 25,000 warrants were forfeited in October 2009 when Dr. Ray Samuels retired from the board.

Director Independence

We apply the definition of independent director as defined by Nasdaq Rule 5605(a)(2).  In accordance with this guidance, all directors of the company are considered independent with the exception of Lawrence R. Miller, our president and chief executive officer.

Security Ownership of Certain

Beneficial Owners and Management

General

The following table shows how much common stock in the company is owned by the directors and nominees, organizer, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 24, 2010.  Unless otherwise indicated, the mailing address for each beneficial owner is care of Independence Bancshares, Inc., 500 East Washington St., Greenville, South Carolina 29601.

Name	Number of Shares Owned(1)	Right to Acquire(2)	Percentage of Beneficial Ownership(3)

Robert M. Austell	25,000	25,000	2.37%
John W. Burnett, Sr.	40,600	25,000	3.11%
Schaefer M. Carpenter	1,000	17,923	*
Billy J. Coleman	51,500	25,000	3.63%
Jose De Ocampo	25,100	25,000	2.37%
H. Neel Hipp, Jr.	68,000	25,000	4.41%
James D. King	1,000	25,000	1.23%
Paul P. Lam, organizer	101,500	25,000	6.00%
William R. Mathis	25,100	25,000	2.37%
A. Alexander McLean, III	10,000	1,667	*
Lawrence R. Miller	12,500	50,590	2.95%
E. Fred Moore	1,000	18,923	*
Sudhirkumar C. Patel	26,000	25,000	2.42%
Hasmukh P. Rama	101,500	25,000	6.00%
Donald H. Rex, Jr.	21,750	1,667	1.12%
Katie N. Tuttle	300	11,423	*
Charles D. Walters	75,000	25,000	4.74%
Roger W. Walters	45,000	25,000	3.32%
Vivian A. Wong	54,000	25,000	3.74%

All directors and executive officers as a group (18 persons)	584,350	402,193	39.66%

*Indicates less than 1%

(1)           Includes shares for which the named person has sole voting and investment power, has shared voting and investment power with a spouse, or holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)           Includes shares that may be acquired within 60 days of the date of this proxy statement by exercising vested stock options and warrants but does not include any unvested stock options or warrants.  Each of our directors, with the exception of A. Alexander McLean, III and Donald H. Rex, Jr., and Paul P. Lam served as organizers of our bank.  Each of these organizing directors and Mr. Lam received a warrant to purchase one share of common stock at a purchase price of $10.00 per share for every share purchased by that individual, up to a maximum of 25,000 warrants, in our initial public offering as compensation for the risks taken in forming the bank, including their personal guarantees of the original line of credit.  These warrants cover an aggregate of 337,500 shares and are exercisable until May 16, 2015.   A. Alexander McLean, III and Donald H. Rex, Jr. each received 5,000 stock options on July 22, 2008 as discussed under Director Compensation above.

(3)           For each individual, this percentage is determined by assuming the named person exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants.  For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants.  The calculations are based on 2,085,010 shares of common stock outstanding on March 24, 2010.

Meetings and Committees of the Board of Directors

During the year ended December 31, 2009, the board of directors of the company and the bank held ten meetings.  All of the directors of the company and the bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served except for Mr. Burnett, Dr. Patel, Mr. Rama, Dr. Samuels (prior to his retirement in October), and Ms. Wong.

There is no formal policy regarding attendance at annual shareholder meetings; however, such attendance has always been strongly encouraged.  Last year, all directors active at that time attended the 2009 annual meeting of shareholders with the exception of Dr. De Ocampo and Mr. Rama due to business obligations outside the Greenville area on the date of our annual meeting.

Our board of directors has implemented a process for shareholders of the company to send communications to the board.  Any shareholder desiring to communicate with the board, or with specific individual directors, may do so by writing to the assistant secretary of the company, at Independence Bancshares, Inc., 500 East Washington Street, Greenville, South Carolina 29601.  The assistant secretary has been instructed by the board to promptly forward all such communications to the addressees indicated thereon.

Our board has chosen to separate the chief executive officer and board chairman positions.  We believe independence is an essential qualification for our board chairman to effectively lead the board. Our board is highly involved in the oversight of risk.  Our risk oversight function is administered through our various board committees as discussed below.  Our executive management team, which supervises the day-to-day risk management responsibilities, reports directly to both the board as a whole and to board committees.

The company’s board of directors has appointed a number of committees, including an audit committee, compensation/nominating committee (a sub-committee of the board executive committee), and asset liability committee.  The audit committee is composed of Mr. McLean, Mr. Hipp, Dr. Patel and Mr. Rex.  Each of these members is considered “independent” under Nasdaq Rule 5605(c)(2).  The board of directors has determined that Mr. McLean is an “audit committee financial expert” as defined in Item 407(d)(5) of the SEC’s Regulation S-K.  The audit committee met four times in 2009.

The audit committee functions are set forth in its charter, which was adopted on May 5, 2005 and ratified on November 5, 2009.  A copy of the audit charter was attached as Appendix A to our 2009 proxy statement.  The audit committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed.  The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses.  The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts.  The audit committee reports its findings to the board of directors.

Other Committees

The asset liability committee is composed of Mr. Rex, Mr. Coleman, Mr. Mathis, Mr. Rama, and Mr. R. Walters.  The asset liability committee met ten times in 2009.  The asset liability committee has the responsibility of reviewing the liquidity policy, investment policy, and the bank’s asset/liability structure.

Our compensation/nominating committee, which is a sub-committee of our board executive committee, is composed of Dr. Samuels (until his retirement in October), Mr. Burnett, Mr. Hipp, Dr. Patel, Mr. C. Walters and Ms. Wong.  The committee functions are set forth in its charter.  A copy of the compensation/nominating committee charter is attached as Appendix A to this proxy statement. The charter will be updated and ratified for committee member changes at the next regular meeting of the committee. The compensation/nominating committee met three times in 2009.

The compensation/nominating committee has the responsibility of approving the compensation plan for the entire bank and specific compensation for all executive officers.  The compensation/nominating committee reviews all benefit plans and annually reviews the performance of the chief executive officer.  The compensation/nominating committee fixed and approved the 2009 compensation paid to Lawrence R. Miller, president and chief executive officer, and, with input from our chief executive officer, fixed and approved the compensation paid to the other executive officers during 2009.  The company’s compensation programs have been established with the primary objectives of providing pay levels and incentive opportunities that are competitive and reflect the performance of the company.  The primary components of 2009 compensation for the executive officers included base salary and health and disability insurance coverage.  The base salary parameters were established through comparisons with organizations of similar size and complexity to the company and included obtaining an external executive compensation analysis.  Base salary parameters also considered current economic conditions resulting in no increases in 2009.  Compensation levels were set with the objective of establishing executive officer base salaries that, when considered as a part of total compensation, were adequate and competitive with our peer group, based on asset size.  The compensation committee must also meet at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the company from such plans.

In addition to matters related to compensation, the compensation/nominating committee is also responsible for recommending nominees for election to the board.  The compensation/nominating committee considers whether to recommend to the board the nomination of those directors for re-election for another term of service as well as whether to recommend to the board the nomination of persons to serve as directors whose nominations have been recommended by shareholders.

Any shareholder may recommend the nomination of any person to serve on the board.  Our bylaws require a shareholder to submit the name of the person to our secretary in writing no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, no more than seven days after notice of the special meeting is given to shareholders.  Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the company if so elected.  The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

In evaluating such recommendations, the compensation/nominating committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our board in accordance with the committee charter.  Under these criteria, members of the board should have high professional and personal ethics and values, consistent with our longstanding values and standards.  They should also have broad experience at the policy-making level in business, government, education, technology, or public interest.  They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.  Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties.  Each director must represent the interest of our shareholders.

The compensation/nominating committee uses a variety of methods for identifying and evaluating nominees for director.  They regularly assess the appropriate size of the board, the diversity of the board, and whether any vacancies are expected due to retirement or otherwise.  The compensation/nominating committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees.  In determining whether to recommend a director nominee, compensation/nominating committee members consider and discuss diversity, among other factors, with a view toward the needs of the board of directors as a whole.  The compensation/nominating committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to board heterogeneity, when identifying and recommending director nominees.  The compensation/nominating committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee’s goal of creating a board of directors that best serves the needs of the company and the interest of its shareholders.  If vacancies are anticipated, or otherwise arise, the compensation/nominating committee considers various potential candidates for director.  Candidates may come to their attention through current members of the board, shareholders, or other persons.  These candidates are evaluated at regular or special meetings of the board, and may be considered at any point during the year.  The compensation/nominating committee considers properly submitted shareholder recommendations for candidates.  In evaluating such recommendations, the compensation/nominating committee uses the qualifications and standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the board.  The company does not pay a third party to assist in identifying and evaluating candidates.

Board Leadership Structure and Role in Risk Oversight

We are focused on the company’s corporate governance practices and value independent board oversight as an essential component of strong corporate performance to enhance shareholder value.  Our commitment to independent oversight is demonstrated by the fact that, except for one director, who is our president and chief executive officer, all of our directors are independent.  In addition, all of the members of our board’s audit and compensation/nominating committees are independent.

Our board believes that it is preferable for one of our independent directors to serve as chairman of the board.  The person our board elected as chairman, Mr. Walters, has over 22 years experience in leadership positions in the financial services industry and was a long-time resident of our primary market area.  We believe it is the chief executive officer’s responsibility to run the company and the chairman’s responsibility to run the board.  As directors continue to have more oversight responsibility than ever before, we believe it is beneficial to have an independent chairman whose sole job is leading the board.  In making its decision to have an independent chairman, the board considered the time that Mr. Miller will be required to devote as chief executive officer in the current economic environment.  By having another director serve as chairman of the board, Mr. Miller will be able to focus his entire energy on running the company.  We believe this structure provides strong leadership for the board, while also positioning the chief executive officer as the leader of the company in the eyes of our customers, employees, and other stakeholders.

Our audit committee is primarily responsible for overseeing the company’s risk management processes on behalf of the full board of directors.  The audit committee focuses on financial reporting risk and oversight of the internal audit process.  It receives reports from management at least quarterly regarding the company’s assessment of risks and the adequacy and effectiveness of internal control systems, as well as reviewing  credit and market risk (including liquidity and interest rate risk), and operational risk (including compliance and legal risk).  Strategic and reputation risk are also regularly considered by the audit committee.  The audit committee also receives reports from management addressing the most serious risks impacting the day-to-day operations of the company.  Our outsourced internal audit firm and independent registered public accounting firm each directly report to the audit committee and meet with the audit committee on a quarterly basis in executive sessions to discuss any potential risk or control issues involving management.  The audit committee reports regularly to the full board of directors, which also considers the company’s entire risk profile.  The full board of directors focuses on the most significant risks facing the company and the company’s general risk management strategy, and also ensures that risks undertaken by the company are consistent with the board of directors’ approval for risk.  While the board of directors oversees the company’s risk management, management is responsible for the day-to-day risk management processes.  We believe this division of responsibility is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the company’s needs.

Report of the Audit Committee of the Board

The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

The audit committee reviewed and discussed with management the audited financial statements.  The audit committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61.  The audit committee received from the independent auditors the written disclosures and letters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent auditors, the independent auditor’s independence from the company and its management.  In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

The report of the audit committee is included herein at the direction of its members Mr. McLean, Mr. Hipp, Dr. Patel and Mr. Rex.

Independent Certified Public Accountants

Elliott Davis, LLC was our auditor during the fiscal year ended December 31, 2009. A representative of Elliott Davis, LLC will be present at the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.  The following table shows the fees that we paid for services performed in fiscal years ended December 31, 2009 and 2008:

	Years Ended December 31,
	2009	2008

Audit Fees	$49,750	$44,200
Tax Fees	6,128	6,600

Total	$55,878	$50,800

Audit Fees

This category includes the aggregate fees billed for professional services rendered by the independent auditors during the company’s 2009 and 2008 fiscal years for the audit of the company’s consolidated annual financial statements and quarterly reports on Form 10-Q.

Tax Fees

This category includes the aggregate fees billed for tax services rendered in the preparation of federal and state income tax returns for the company and its subsidiaries.

Oversight of Accountants; Approval of Accounting Fees

Under the provisions of its charter, the audit committee is responsible for the retention, compensation, and oversight of the work of the independent auditors.  The charter provides that the audit committee must pre-approve the fees paid for the audit.  The audit committee may delegate approval of non-audit services and fees to one or more designated audit committee members.  The designated committee member is required to report such pre-approval decisions to the full audit committee at the next scheduled meeting.  The policy specifically prohibits certain non-audit services that are prohibited by securities laws from being provided by an independent auditor.  All of the accounting services and fees reflected in the table above were reviewed and approved by the audit committee, and none of the services were performed by individuals who were not employees of the independent auditor.

Certain Relationships and Related Transactions

We enter into banking and other transactions in the ordinary course of business with our directors and officers of the company and the bank and their affiliates.  It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.  We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us.  Loans to individual directors and officers must also comply with our bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application.  We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act requires directors, executive officers and 10% shareholders to file reports of holdings and transactions in our stock with the SEC.  Based on a review of Section 16(a) reports and written representations from our directors and executive officers, there were no Section 16(a) filings required during 2009.

Code of Ethics

We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interest and providing full, accurate, and timely disclosure to the public.

We have adopted a Code of Ethics that is applicable to our senior management and financial officers, including our principal executive officer, our principal financial officer, and our principal accounting officer and controller.  A copy of this Code of Ethics is available without charge to shareholders upon request to the secretary of the company, at Independence Bancshares, Inc., 500 East Washington St., Greenville, South Carolina 29601.

Shareholder Proposals for the 2011 Annual Meeting of Shareholders

If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2011 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than December 15, 2010.  To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested.  Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

It is our policy that any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must be delivered to the secretary of the company between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

April 7, 2010

PROXY SOLICITED FOR THE ANNUAL MEETING

OF SHAREHOLDERS OF

INDEPENDENCE BANCSHARES, INC.

TO BE HELD ON MAY 12, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Lawrence R. Miller and Katie N. Tuttle, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Independence Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at The Poinsett Club, Greenville, SC, on May 12, 2010 at 4:00 p.m. local time, and at any postponement or adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders, receipt of which is acknowledged.  These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted “for” Proposal No. 1 to elect the identified nominees to serve on the Board of Directors and “for” Proposal No. 2 to ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2010.

1.             PROPOSAL ONE to elect the identified nominees as directors.

Robert M. Austell	James D. King	Hasmukh P. Rama
John W. Burnett, Sr.	William R. Mathis	Donald H. Rex, Jr.
Billy J. Coleman	A. Alexander McLean, III	Charles D. Walters
Jose De Ocampo	Lawrence R. Miller	Roger W. Walters
H. Neel Hipp, Jr.	Sudhirkumar C. Patel	Vivian A. Wong

☐ FOR all nominees listed (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees

(INSTRUCTION:	To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) in the space provided below.)

2.             PROPOSAL TWO to ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2010.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.             At their discretion upon such other matters as may properly come before the meeting.

Dated:	, 2010	Dated:	, 2010

Signature of Shareholder(s)		Signature of Shareholder(s)

Please print name clearly		Please print name clearly

Please sign exactly as name or names appear on your stock certificate.  Where more than one owner is shown on your stock certificate, each owner should sign.  Persons signing in a fiduciary or representative capacity shall give full title.  If a corporation, please sign in full corporate name by authorized officer.  If a partnership, please sign in partnership name by authorized person.

Appendix A

Independence Bancshares, Inc.

Charter of the Compensation/Nominating Committee

of the Board of Directors

The Compensation/Nominating Committee (the “Committee”) consists of 6 directors, each of whom is independent.  The Committee evaluates the performance of the Chief Executive Officer and other senior executives and determines their compensation, including grants, awards, and bonuses under incentive compensation plans.  The Committee administers the Company’s stock option plans and makes recommendations to the Board of Directors as to incentive compensation plans and equity-based plans, including awards and grants under such plans.  In addition, the Committee is responsible for the establishment of policies dealing with various compensation and employee benefit matters for the Company.

Compensations Committee Members

•      W. Ray Samuels  (Chairman)

•      Charles D. Walters

•      H. Neel Hipp, Jr.

•      John W. Burnett

•      Sudhirkumar C. Patel

•      Vivian A. Wong

Compensation Committee Purpose

The Committee is appointed by the Board of Directors (the “Board”) of Independence Bancshares, Inc. (the “Company”), to assist the Board in fulfilling its oversight responsibilities.  The Committee also functions as the Compensation/Nominating Committee of the Board of Directors of the Company’s subsidiary, Independence National Bank (the “Bank”).  References to the Company in this Charter include the Bank and all other direct and indirect subsidiaries of the Company.  The Committee’s primary duties and responsibilities are to (1) discharge the Board’s responsibilities relating to the compensation of the Company’s executives and (2) oversee the Company’s compensation and personnel policies, benefit programs, and plans, including management development and succession plans, and approve management and employee compensation and benefit programs.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all persons in the organization and to such books and records as it deems necessary.  The Committee has the ability to retain, at the Company’s expense, such special consultants and experts as it deems necessary to execute its duties.

Committee Composition and Meetings

The Committee shall be composed of three or more directors as determined by the Board, none of whom shall be executive officers or employees of the Company, and all of whom shall satisfy the independence requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, and any stock exchange listing requirements applicable to the Company.  It is intended that the members of the Committee shall meet the requirements of independence and disinterestedness specified in Rule 16b-3 under the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code and the related Treasury Regulations.  The Board shall appoint the members of the Committee annually.

The Chairman of the Committee shall be appointed by the Board.  If a Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.  The Committee shall meet at least three times annually, or more frequently as circumstances dictate.  The Committee Chair shall prepare and/or approve an agenda in advance of each meeting.  The members shall serve until their resignation, retirement, or removal by the Board.  No member of the Committee shall be removed except by majority vote of the independent directors of the Board.

Committee Responsibilities and Duties

Review Procedures

1.             The Committee has the responsibility and authority to recommend to the Board qualifications for nominees to the Board and the criteria and procedures for the evaluation of candidates for nomination to the Board.  This Policy has been recommended by the Committee and approved by the Board.

(a)           Director Qualifications

Directors of the Company should possess, at a minimum, the following qualities:

(i)            The highest ethics, integrity, and values;

(ii)           An outstanding personal and professional reputation;

(iii)          Professional experience that adds to the mix of the Board as a whole;

(iv)          The ability to exercise sound independent business judgment;

(v)           Freedom from conflicts of interest;

(vi)          Demonstrated leadership skills;

(vii)         The willingness and ability to devote the time necessary to perform the duties and responsibilities of a Director; and

(viii)        Relevant expertise and experience, and the ability to offer advice and guidance to the chief executive officer based on that expertise and experience.

(b)           Evaluation of Director Candidates

In evaluating Director candidates, the Committee should consider an appropriate balance of experience, skills, and background and should apply the criteria that it deems appropriate, including the following:

(i)            Whether the candidate possesses the qualities described above;

(ii)           Whether the candidate possesses significant contacts within our market area and the ability to generate additional business for the Company;

(iii)          Whether the candidate qualifies as an independent director under the Company’s guidelines;

(iv)          The extent to which the candidate contributes to the diversity of the Board in terms of background, specialized experience, age, and race;

(v)           The candidate’s management experience in complex organizations and experience in the dealing with complex business problems;

(vi)          The candidate’s other commitments, such as employment and other board positions; and

(vii)         Whether the candidate would qualify under the Company’s guidelines for membership on the Audit Committee or the Compensation/Nominating Committee.

2.             In conjunction with the Chief Executive Officer, review the Chief Executive Officer’s mission and objectives and consider succession for the Chief Executive Officer and other senior executives, officers, and business unit managers.

3.             Conduct an annual evaluation of the performance of the Chief Executive Officer and other senior executives, officers, and business unit managers.

4.             Review and approve compensation, including grants, awards, and bonuses under inventive compensation plans, and employee benefit plans and changes thereto, including, as appropriate:

•      compensation levels of the Chief Executive Officer, other executive officers, and the management group, for all of which the approval of the Committee shall be required;

•      contracts of employment or related contracts with directors who are executive officers;

•      restricted stock plan awards;

•      grants of stock options;

•      management bonuses;

•      key employee compensation awards;

•      employee bonuses;

•      changes in benefit plans;

•      terms of any compensation package in the event of early termination of the contract of any director who is an executive officer; and

•      severance programs.

5.             Review and make recommendations to the Board with respect to incentive-compensation plans and equity-based plans.

6.             Review with management the Company’s compensation and benefits related to SEC reporting prior to filing or distribution.  The Chair of the Committee may represent the entire Committee for purposes of this review.

Other Committee Responsibilities

7.             Review and reassess the adequacy of this Charter at least annually and submit this Charter to the Board for approval.

8.             Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

9.             Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

10.           Review and evaluate the performance of the Committee and the independence of its members at least annually.